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                                                                   Exhibit 5.01

                  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA  15219-1410


                                June 30, 1998

Mastech Corporation
1004 McKee Road
Oakdale, PA  15071

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Mastech Corporation, a Pennsylvania corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by the Selling Security Holders named therein of 1,623,000 shares of the Company's Common Stock, par value of $.01 per share (the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion the Shares to be sold by the Selling Security Holders have been duly and validly authorized, validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to this firm under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                Very truly yours,

                                Buchanan Ingersoll Professional Corporation

                                By: /s/ James J. Barnes
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